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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 12, 1998


                       ADVANCED MARKETING SERVICES, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-16002                                         95-3768341
------------------------                      --------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


           5880 OBERLIN DRIVE, SUITE 400, SAN DIEGO, CALIFORNIA 92121
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (619) 457-2500


                                       NA
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)







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ITEM 5.   OTHER EVENTS.

        On March 12, 1998, Advanced Marketing Services, Inc. (the "Company"), through Advanced Marketing (Europe), Ltd., a newly formed UK subsidiary of the Company ("AMS Europe"), acquired all of the shares of capital stock of Aura Books PLC ("Aura"), a UK wholesale book distributor to non-traditional markets such as garden centers, gift shops, department stores and other specialty retail outlets. The purchase price for the shares was Pound sterling 4,275,719 (approximately $7 million at a conversion rate of $1.64 per Pound sterling), subject to certain downward adjustments based on a post-closing review of certain Aura accounts and operations for the year ending January 31, 1999. The Company retained the services of certain members of senior management of Aura pursuant to a secundment agreement with the chairman and employment agreements with the financial director, sales director and buyer director.

        Prior to the acquisition, Aura had spun off its retail business to Windguard Limited ("Windguard"), an affiliate of the prior shareholders of Aura. To facilitate the separation of the former retail business from Aura's ongoing wholesale business, Aura agreed to provide certain goods and services to Windguard, until no later than the expiration or exercise of the option described below, under the terms of a Trading Agreement. AMS Europe also obtained an option, exercisable for a specified time period after February 28, 2001, to acquire all of the capital stock of Windguard at a price equal to 6.5 times its audited pre-tax profit for the year ending February 28, 2001.

        For the year ended January 31, 1998, Aura net sales were Pound sterling 15,000,000, or approximately $24.6 million based on a weighted average conversion rate of 1.64.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     Financial Statements of Business Acquired. Not applicable.

        (b)     Pro Forma Financial Information. Not applicable.

                Exhibits        Description
                --------        -----------
                2               Share Purchase Agreement
                99.1            Business Transfer Agreement among Aura Books PLC, Winguard
                                  Limited and Advanced Marketing Services, Inc.
                99.2            Trading Agreement between Aura Books PLC and Windguard
                                  Limited
                99.3            Secundment Agreement among Windguard Limited, Aura Books
                                  PLC and Andrew Bailey
                99.4            Employment Agreement between Aura Books PLC and Paul
                                  Hughes - D'Aeth
                99.5            Employment Agreement between Aura Books PLC and Alan
                                  Shields




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
                99.6            Employment Agreement between Aura Books PLC and Diane
                                  White
                99.7            Option Deed among the shareholders of Windguard Limited and
                                  Advanced Marketing (Europe) Limited



                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ADVANCED MARKETING SERVICES, INC.
                                        (Registrant)


        March 27, 1998                  By: /s/ Daniel T. Carter
        --------------                      -------------------------------
            Date                                Daniel T. Carter, Executive
                                                Vice President - Finance








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